THE TAUBMAN COMPANY LLC
2008 OMNIBUS LONG-TERM INCENTIVE PLAN
OPTION AWARD AGREEMENT

THIS AWARD AGREEMENT, dated as of [                ], 20[           ] (which date is the “Grant Date”), is entered into by and between THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited liability partnership (“TRG”), and [        ] (the “Optionee”).

1.       Incorporation of Plan.   This Option is granted as of the date written above pursuant to and subject to all of the terms and conditions of The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as effective May 29, 2008 (the “Plan”), the provisions of which are by reference made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms and conditions as are hereinafter stated, all determinations necessary or appropriate to the grant hereof having been made.  A copy of the Plan is on file in the office of The Taubman Company, LLC (the “Company”).  The Optionee hereby acknowledges that he or she has received a copy of the Plan.

2.      Grant of Option.  Pursuant to the Plan, TRG hereby grants to the Optionee as of the Grant Date specified above an Option to purchase any one or more of an aggregate of [            ] TRG Units, subject to adjustment in accordance with Section 17.1 of the Plan.  The Option will vest in accordance with the schedule attached hereto as Exhibit A.  The Option granted under this Award Agreement is a Non-Qualified Option under the Plan.

3.      Option Price.  The price to be paid for each TRG Unit made the subject of the Option upon the Optionee’s exercise of the Option or any part thereof shall be the Option Price of $[] per TRG Unit, which price is the Fair Market Value of a TRG Unit on the Grant Date.

4.      Exercise of Option.  The Option, to the extent exercisable, may be exercised as provided in the Plan and by delivering to TRG in care of the Company at the Company’s principal business office  (a) a written notice of exercise, and such other forms as may be required, in substantially the form prescribed from time to time by the Committee or its delegate and (b) except as provided for under (i) Section 12.3 of the Plan (cashless exercise) in the manner determined by the Company or (ii) Section 12.4 of the Plan (other forms of payment) subject to approval by the Committee, full payment in cash of the Option Price times the total number of TRG Units purchased under the Option, plus, as provided in paragraph 5 below, payment of any federal, state, or local income and withholding taxes, all on the date of exercise.  Such notice shall specify the number of TRG Units with respect to which the Option is being exercised and shall be signed by the Person exercising the Option.  Any exercise of the Option shall be subject to the minimum number of TRG Units as provided under Section 8.7 of the Plan and the Continuing Offer provisions of paragraph 15 below.  If the Option is exercised by a Person other than the Optionee, such notice shall be accompanied by proof, satisfactory to TRG or the Company of such Person’s right to exercise the Option.

5.      Tax Withholding Obligation.  As permitted under Section 18.3 of the Plan, TRG shall have the right to require the Optionee, or other Person exercising the Option, to pay on the date of exercise any federal, state, or local income and withholding taxes that accrue in connection with the exercise of the Option. TRG shall have the right to determine (a) the amount of such income and withholding taxes, and (b) the manner by which such income and withholding taxes must be paid.

6.      Nontransferability of Option.

(a)  The Optionee’s rights and interests under the Plan and this Award Agreement shall not be assignable or transferable other than by will or the laws of descent and distribution, and, during the Optionee’s lifetime, only the Optionee personally, or, in the event of the Optionee’s legal incapacity or incompetence, the Optionee’s guardian or other legal representative, may exercise the Optionee’s rights under the Plan and this Award Agreement.  An Optionee’s Beneficiary may exercise the Optionee’s rights to the extent they are exercisable under the Plan following the death of the Optionee.

(b)  Notwithstanding paragraph 6(a) above, the Optionee may transfer, not for value, all or part of the Option to any Family Members.  A “not for value” transfer is a transfer that is (i) a gift to a trust for the benefit of the Optionee and/or one or more Family Members, or (ii) a transfer under a domestic relations order in settlement of marital property rights.  Following a transfer under this paragraph 6(b), the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfer of the transferred Option is prohibited except in accordance with this paragraph 6(a) or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 of the Plan shall continue to be applied with respect to the Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.4 of the Plan.

7.      Rights as an Employee.  The grant of the Option pursuant to the Plan and this Award Agreement shall not in any way be deemed to constitute a contract of employment between the Company, TRG, the Manager, or a Manager Entity and the Optionee or any other Person; nor shall the Plan or this Award Agreement be construed to give the Optionee or any other Person the right to remain in the employment of the Company, TRG, the Manager or a Manager Entity or to affect the right of the Company, TRG, the Manager or a Manager Entity to terminate the Optionee’s or such other Person’s employment at any time with or without cause.  It being acknowledged, unless expressly provided otherwise in writing, that the Optionee’s or such other Person’s employment is “at will.”

8.      Notices.  Any notice contemplated by this Agreement shall be addressed to TRG in care of the Company, at 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304-2324; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

9.      Interpretation.  The Interpretation, construction, performance, and enforcement of this Award Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee’s determination shall be conclusive and binding on all interested Persons.  In the event of any inconsistency between any provision of the Plan and any provision of this Award Agreement, the provision of the Plan shall govern.

10.   Amendment.  The Committee may from time to time amend this Award Agreement to the extent the Committee deems necessary for the purpose of attaining or preserving consistency with the terms and provisions of the Plan and the Continuing Offer, or as permitted by the Plan, and in such manner as the Committee deems equitable or as may be required pursuant to the applicable law.

11.  Termination of Management Contract.  Upon the termination of the Master Services Agreement (as defined in the Partnership Agreement) between TRG and the Manager, for any reason, the Option granted under this Award Agreement shall fully vest and shall continue to be exercisable through the normal date of expiration of the exercise rights provided for under this Award Agreement.

12.  Dissolution of TRG.  The dissolution of TRG (provided that TRG is not reconstituted as provided in the Partnership Agreement) shall automatically and without further action cause the Option granted under this Award Agreement to fully vest and the Option shall continue to be exercisable through the normal date of expiration of the exercise rights provided for under this Award Agreement.

13.  Termination of the Plan.  If the Plan is terminated as provided for under Section 5.3 of the Plan, the Option granted under this Award Agreement shall continue to vest according to the regular vesting schedule provided for under this Agreement and shall to be exercisable through the normal date of expiration of the exercise rights provided for under this Award Agreement and the terms and conditions of the Plan shall otherwise continue to apply with respect to the Option.

14.  Forfeiture in the Event of a Termination of Service Due to Lay-off in Connection With a Reduction-in-Force.  The provisions of Section 8.4 of the Plan providing for the full vesting of the Option in the event the Optionee’s Service terminates due to lay-off in connection with a reduction in force do not apply to the Option granted under this Award Agreement.  Instead, in the event the Optionee’s Service terminates due to a lay-off in connection with a reduction in force, the unvested portion of the Option will automatically and immediately terminate and be forfeited by the Optionee, and the vested portion of the Option will continue in effect according to terms of this Award Agreement.

15.  Award Subject to Continuing Offer.  An Optionee or other Person who is not permitted to be a partner of TRG under the terms of the Partnership Agreement is required to comply with the terms and conditions of the Continuing Offer upon the exercise of an Option.  The Continuing Offer has been filed as an exhibit to the periodic reports filed by Taubman Centers, Inc. with the Securities and Exchange Commission; copies are also available from the Company.  The exchange of Options for Shares upon the exercise of an Option pursuant to the Continuing Offer and this paragraph 15 shall not operate and shall not be applied in any manner that constitutes a feature for the deferral of compensation resulting from the Option granted under this Award Agreement

16.  Additional Defined Terms.  As used in this Award Agreement, the following definitions shall apply:

(a)  “Committee” means the Compensation Committee of the Board of Directors of Taubman Centers, Inc. (“Board”), or if the Board so elects, a different committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 of the Plan.

(b)  “Continuing Offer” means the Second Amended and Restated Continuing Offer, effective May 16, 2000, as the same has been or may be amended and/or supplemented, which provides for, among other things, the exchange of an Option for Shares at a specified ratio upon the exercise of an Option.

(c)  “Manager” means the Company, or such other Person who has by written contract with TRG agreed to provide management, administration, leasing, and development services for the properties of TRG.

(d)  “Manager Entity” means a Person in which the Company, or one or more of the Persons possessing a beneficial interest in the Company, possesses a beneficial interest and which Person has agreed to provide personnel, management, administration, leasing and/or development or other services for the properties of TRG, or to the Company for the benefit of TRG, or for TRG itself.

(e)  “Partnership Agreement” means The Second Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same has been amended or may be amended and/or supplemented.

(f)  “Person” or “Persons” means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

IN WITNESS WHEREOF, each of the parties hereto has executed this Award Agreement, and in the case of TRG by its duly authorized officer, as of the day and year first above written.

OPTIONEE SIGNATURE                                                                  THE TAUBMAN REALTY GROUP LIMITEDPARTNERSHIP, a Delaware limited partnership

By: ____________________________________
__________________________________

Date: ______________________________                                Its:  Authorized Signatory

Date:____________________________________

TAUBMAN CENTERS, INC., a Michigan corporation, CONSENTS TO THE AWARD: By:___________________________________ Its:___________________________________ Date: _________________________________	THE TAUBMAN COMPANY LLC, a Delaware limited liability company, CONSENTS TO THE AWARD: By:______________________________ Its:______________________________ Date:_____________________________

NOTE TO OPTIONEE:  PLEASE RETURN ONE SIGNED AWARD AGREEMENT TO [                       ] BY [                    ] AND KEEP ONE FOR YOUR RECORDS.